UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

TEDA TRAVEL GROUP, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-30264	11-3177042
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Suite 2102 Chinachem Century Tower

178 Gloucester Road

Wanchai, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2833-2186

Item 1.01

Entry into a Material Definitive Agreement

On April 25, 2005, Teda Travel Group, Inc. (the “Registrant”), a Delaware corporation signed a Supplemental Agreement to Agreement for Sale and Purchase of Certain Interests in the Registered Capital of Tianjin TEDA Resort Alliance Development Company Limited (“TRAC”) dated August 18, 2004 (the “Supplemental Agreement”). The supplemental agreement called for a reduction of total consideration for the sale and purchase of the Sale Interests, from $386,200 to $199,516. All other terms of the Agreement signed in August 18, 2004 remained unchanged.

The principal reason for the reduction is to coincide with independent professional valuation of the net assets of TRAC in the People’s Republic of China.

Item 9.01

Financial Statements and Exhibits

To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDA TRAVEL GROUP INC.

By:	/s/ HON MING WONG
Hon Ming Wong Chief Financial Officer

Dated: May 9, 2005